ITEM 77: ATTACHMENTS

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Fund: Curian/BlackRock Global Long Short Credit Fund
Security: FedEx Corporation
Date of Purchase: 01/06/2014
Amount of Purchase: $439,243.20
Purchase price: $99.828
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: PNC Capital Markets LLC

Fund: Curian/BlackRock Global Long Short Credit Fund
Security: Bank of America Corporation
Date of Purchase: 01/15/2014
Amount of Purchase: $1,117,580.80
Purchase price: $99.784
Purchased from: Merrill Lynch, Pierce, Fenner, & Smith Inc.
Affiliated Underwriter: PNC Capital Markets LLC

Fund: Curian/BlackRock Global Long Short Credit Fund
Security: The Goldman Sachs Group, Inc.
Date of Purchase: 01/28/2014
Amount of Purchase: $1,121,445.00
Purchase price: $99.684
Purchased from: Goldman, Sachs & Co.
Affiliated Underwriter: PNC Capital Markets LLC

Fund: Curian/BlackRock Global Long Short Credit Fund
Security: Comcast Corporation
Date of Purchase: 02/19/2014
Amount of Purchase: $371,677.50
Purchase price: $99.114
Purchased from: Wells Fargo Securities, LLC.
Affiliated Underwriter: PNC Capital Markets LLC

Fund: Curian/BlackRock Global Long Short Credit Fund
Security: BURLINGTON NORTHERN SANTA FE LLC
Date of Purchase: 03/04/2014
Amount of Purchase: $358,822.80
Purchase price: $99.673
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: PNC Capital Markets LLC

Fund: Curian/BlackRock Global Long Short Credit Fund
Security: BURLINGTON NORTHERN SANTA FE LLC
Date of Purchase: 03/04/2014
Amount of Purchase: $1,696,464.00
Purchase price: $99.792
Purchased from: Wells Fargo Securities LLC
Affiliated Underwriter: PNC Capital Markets LLC

Fund: Curian/BlackRock Global Long Short Credit Fund
Security: AETNA INC
Date of Purchase: 03/04/2014
Amount of Purchase: $364,124.00
Purchase price: $99.760
Purchased from: Merrill Lynch, Pierce, Fenner, & Smith Inc.
Affiliated Underwriter: PNC Capital Markets LLC

Fund: Curian/BlackRock Global Long Short Credit Fund
Security: Verizon Communications Inc.
Date of Purchase: 03/10/2014
Amount of Purchase: $1,148,137.00
Purchase price: $99.838
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter: PNC Capital Markets LLC

Fund: Curian/BlackRock Global Long Short Credit Fund
Security: MasterCard Incorporated
Date of Purchase: 03/26/2014
Amount of Purchase: $1,483,607.90
Purchase price: $99.571
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter: PNC Capital Markets LLC

Fund: Curian/BlackRock Global Long Short Credit Fund
Security: CONSOL Energy Inc.
Date of Purchase: 04/10/2014
Amount of Purchase: $200,000,000
Purchase price: $100.00
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: PNC Capital Markets LLC

Fund: Curian/BlackRock Global Long Short Credit Fund
Security: The Goldman Sachs Group, Inc.
Date of Purchase: 04/21/2014
Amount of Purchase: $225,000,000
Purchase price: $100.00
Purchased from: Goldman, Sachs & Co.
Affiliated Underwriter: PNC Capital Markets LLC

Fund: Curian/BlackRock Global Long Short Credit Fund
Security: The Goldman Sachs Group, Inc.
Date of Purchase: 04/21/2014
Amount of Purchase: $2,000,000
Purchase price: $25.00
Purchased from: Goldman, Sachs & Co.
Affiliated Underwriter: PNC Capital Markets LLC, UBS Securities LLC

Fund: Curian/BlackRock Global Long Short Credit Fund
Security: Continental Resources, Inc.
Date of Purchase: 05/12/2014
Amount of Purchase: $40,000,000
Purchase price: $99.717
Purchased from: Merrill Lynch, Pierce, Fenner, & Smith Inc.
Affiliated Underwriter: PNC Capital Markets LLC

Fund: Curian/BlackRock Global Long Short Credit Fund
Security: TransDigm Inc.
Date of Purchase: 05/20/2014
Amount of Purchase: $75,000,000
Purchase price: $100.00
Purchased from: Morgan Stanley & Co. LLC
Affiliated Underwriter: PNC Capital Markets LLC

Fund: Curian/BlackRock Global Long Short Credit Fund
Security: TransDigm Inc.
Date of Purchase: 05/20/2014
Amount of Purchase: $75,000,000
Purchase price: $100.00
Purchased from: Morgan Stanley & Co. LLC
Affiliated Underwriter: PNC Capital Markets LLC

Fund: Curian/PIMCO Credit Income Fund
Security: SINOPEC GRP OVERSEA 2014 SR UNSEC 144A
Date of Purchase: 04/02/2014
Amount of Purchase: $300,000
Purchase price: $100.00
Purchased from: HSBC Bank PLC
Affiliated Underwriter: BOC International

Fund: Curian/The Boston Company Equity Income Fund
Security: Exelon Corporation
Date of Purchase: 06/12/2014
Amount of Purchase: $236,600
Purchase price: $35.00
Purchased from: Goldman, Sachs & Co.
Affiliated Underwriter: BNY Mellon Capital Markets, LLC

Fund: Curian/UBS Global Long Short Fixed Income Opportunities Fund
Security: Citigroup Inc. 6.3% due Perpetual 05/15/2024
Date of Purchase: 04/23/2014
Amount of Purchase: $1,400,000
Purchase price: $100
Purchased from: Citigroup Global Markets
Affiliated Underwriter: UBS Investment Bank

Fund: Curian/UBS Global Long Short Fixed Income Opportunities Fund
Security: Xerox Corporation 3.8% due 05/15/2024
Date of Purchase: 05/06/2014
Amount of Purchase: $1,100,000
Purchase price: $99.669
Purchased from: BNP Paribas SA
Affiliated Underwriter: UBS Investment Bank

For all transactions listed, the determination described in paragraph
(b)(10)(iii) of Rule 10f-3 was made based on the following information: the securities to be purchased were part of an issue registered under the Securities
Act of 1933 that is being offered to the public, eligible municipal securities, securities sold in an eligible foreign offering, or securities sold in an eligible Rule 144A offering; the securities were purchased prior to the end of the first day on which any sales are made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible
Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), and if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated; if the securities purchased were part of an issue registered under the Securities Act of 1933 that was offered to the public or was purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities was in continuous operation for not less than three years, including the operations of any predecessors; the securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities; the commission, spread or profit received by the principal underwriters was reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time; and the amount of securities of any class of such issue to be purchased by the investment company, or by two or more investment companies having the same investment adviser, did not exceed: if purchased in an offering other than an eligible Rule 144A offering, 25 percent of the principal amount of the offering of such class, or if purchased in an eligible Rule 144A offering, 25 percent of the total of: the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus the principal amount of the offering of such class in any concurrent public offering.